EXHIBIT 99.1

Tech Data Corporation Files Fiscal Year 2014 Quarterly Reports

Reports Third Quarter and Nine Month Fiscal 2014 Results

CLEARWATER, Fla., Feb. 25, 2014 (GLOBE NEWSWIRE) -- Tech Data Corporation (Nasdaq:TECD) (the "Company") today announced it has filed with the U.S. Securities and Exchange Commission (the "SEC") its Quarterly Reports on Form 10-Q for the quarters ended April 30, 2013, July 31, 2013 and October 31, 2013 (the "Quarterly Reports"). The Company also announced its financial results for the third quarter and nine months ended October 31, 2013.

	Third quarter ended October 31,		Nine months ended October 31,
($ in millions, except per share amounts)	2013	2012	2013	2012
Net Sales	$6,373.6	$6,037.5	$18,848.8	$17,916.0

Operating income (GAAP)	$63.9	$63.6	$129.8	$206.4
Operating margin (GAAP)	1.00%	1.05%	0.69%	1.15%

Operating income (Non-GAAP)	$63.4	$66.8	$157.7	$216.1
Operating margin (Non-GAAP)	0.99%	1.11%	0.84%	1.21%

Net income (GAAP)	$37.7	$42.9	$70.2	$131.8
Net income (Non-GAAP)	$39.6	$45.3	$92.6	$139.0

EPS - diluted (GAAP)	$0.99	$1.13	$1.84	$3.33
EPS - diluted (Non-GAAP)	$1.04	$1.19	$2.42	$3.51

A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release. This information is also available on the Investor Relations section of Tech Data's website at www.techdata.com.

Financial Highlights for the Third Quarter Ended October 31, 2013:

-- Net Sales for the third quarter ended October 31, 2013 were $6.4 billion, an increase of 6 percent from $6.0 billion in the prior-year quarter. The acquisition of SDG positively impacted the year-over-year net sales comparison by approximately 9 percentage points. Excluding the net sales of SDG, acquired November 1, 2012, and the positive impact of the strengthening of certain foreign currencies against the U.S. dollar in fiscal 2014, consolidated net sales decreased approximately 7 percent from the prior-year quarter.

  The Americas: Net sales were $2.6 billion (40 percent of worldwide net sales), an increase of 9 percent from the prior-year quarter. The increase in net sales is primarily attributable to a partial recovery of market share after the implementation of the sales, inventory and credit management modules of SAP within the Company's U.S. operations during the second quarter of fiscal 2013.

  Europe: Net sales were $3.8 billion (60 percent of worldwide net sales), an increase of 4 percent (a decrease of 2 percent in euros), from the prior-year quarter. SDG contributed approximately $560 million (approximately 416 million euros) to third-quarter fiscal 2014 net sales. Excluding SDG, the European region's net sales decreased approximately 12 percent in U.S. dollars and approximately 16 percent in euros from the prior-year quarter. The decrease in net sales excluding SDG is primarily attributable to weak economic conditions in certain countries, as well as a decline in market share in several countries resulting from competitive pressures and a focus on gross margin percentage.

-- Gross margin was 5.12 percent, compared to 5.07 percent in the prior-year quarter. The increase is due to better execution in Europe, partially offset by a shift in product mix and a competitive environment in the Americas.

-- Selling, general and administrative expenses ("SG&A") were $270.1 million, or 4.24 percent of net sales, compared to $242.5 million, or 4.02 percent of net sales in the prior-year quarter. Non-GAAP SG&A was $262.7 million, or 4.12 percent of net sales, compared to $239.3 million, or 3.96 percent of net sales in the prior-year quarter.  The increase in non-GAAP SG&A as a percentage of net sales is primarily attributable to the impact of SDG and a lack of leverage resulting from lower sales in the legacy business in Europe.

-- Worldwide operating income was $63.9 million, or 1.00 percent of net sales compared to $63.6 million, or 1.05 percent of net sales in the prior-year quarter. Non-GAAP operating income was $63.4 million, or 0.99 percent of net sales, compared to $66.8 million, or 1.11 percent of net sales in the prior-year quarter.

  The Americas: Operating income was $53.3 million, or 2.07 percent of net sales, compared to $32.6 million, or 1.38 percent of net sales in the prior-year quarter. Non-GAAP operating income was $33.7 million, or 1.31 percent of net sales, compared to $32.6 million, or 1.38 percent of net sales in the prior-year quarter.

  Europe: Operating income was $12.2 million, or 0.32 percent of net sales, compared to $34.5 million, or 0.94 percent of net sales in the prior-year quarter. Non-GAAP operating income was $31.3 million, or 0.82 percent of net sales, compared to $37.7 million, or 1.03 percent of net sales in the prior-year quarter.

  Stock-based compensation expense was $1.6 million, compared to $3.5 million in the prior-year quarter. These expenses are presented as a separate line item in the company's segment reporting (see GAAP to non-GAAP reconciliation in the financial tables of this press release).

-- Net income was $37.7 million, or $0.99 per diluted share, compared to $42.9 million, or $1.13 per diluted share in the prior-year quarter. Non-GAAP net income was $39.6 million, or $1.04 per diluted share, compared to $45.3 million or $1.19 per diluted share in the prior-year quarter.

Financial Highlights for the Nine Months Ended October 31, 2013:

-- Net Sales for the nine months ended October 31, 2013, were $18.8 billion, an increase of 5 percent from the prior-year period. The acquisition of SDG positively impacted the year-over-year net sales comparison by approximately 9 percentage points. Excluding the net sales of SDG and the positive impact of the strengthening of certain foreign currencies against the U.S. dollar in fiscal 2014, consolidated net sales decreased approximately 5 percent from the prior-year period.

  The Americas: Net sales were $7.5 billion (40 percent of worldwide net sales), an increase of 4 percent from the prior-year period. The increase in net sales is primarily attributable to a partial recovery of market share after the implementation of the sales, inventory and credit management modules of SAP within the Company's U.S. operations during the second quarter of fiscal 2013.

  Europe: Net sales were $11.3 billion (60 percent of worldwide net sales), an increase of 6 percent (an increase of 3 percent in euros) from the prior-year period. SDG contributed approximately $1.6 billion (approximately 1.2 billion euros) in net sales to the nine-month period ended October 31, 2013. Excluding SDG, the European region's net sales decreased approximately 9 percent in U.S. dollars and approximately 11 percent in euros from the prior-year period. The decrease in net sales excluding SDG is primarily attributable to weak economic conditions in certain countries, as well as a decline in market share in several countries resulting from competitive pressures and a focus on gross margin percentage.

-- Gross margin for the nine month period was 5.12 percent compared to 5.20 percent in the prior-year period. The decline in gross margin for the nine month period is primarily attributable to a shift in product mix and the competitive environment in the Americas, and higher inventory costs in Europe, primarily in the first quarter of fiscal year 2014.

-- SG&A for the nine month period was $828.5 million, or 4.40 percent of net sales, compared to $725.7 million, or 4.05 percent of net sales in the prior-year period. Non-GAAP SG&A was $806.7 million, or 4.28 percent of net sales, compared to $716.0 million, or 4.00 percent of net sales in the prior-year period. The increase in non-GAAP SG&A as a percentage of net sales is primarily attributable to the impact of SDG and a lack of leverage resulting from lower sales in the legacy business in Europe.

-- Worldwide operating income for the nine month period was $129.8 million, or 0.69 percent of net sales, compared to $206.4 million, or 1.15 percent of net sales in the prior-year period. Non-GAAP operating income was $157.7 million, or 0.84 percent of net sales, compared to $216.1 million, or 1.21 percent of net sales in the prior-year period.

  The Americas: Operating income was $112.5 million, or 1.50 percent of net sales, compared to $112.3 million, or 1.55 percent of net sales in the prior-year period. Non-GAAP operating income was $97.7 million, or 1.30 percent of net sales, compared to $112.3 million, or 1.55 percent of net sales in the prior-year period.

  Europe: Operating income was $24.2 million, or 0.21 percent of net sales, compared to $104.2 million, or 0.98 percent of net sales in the prior-year period. Non-GAAP operating income was $66.9 million, or 0.59 percent of net sales, compared to $114.0 million, or 1.07 percent of net sales in the prior-year period.

  Stock-based compensation expense was $6.9 million, compared to $10.2 million in the prior-year period.

-- Net income for the nine month period was $70.2 million, or $1.84 per diluted share, compared to $131.8 million, or $3.33 per diluted share in the prior-year period. Non-GAAP net income was $92.6 million, or $2.42 per diluted share, compared to $139.0 million or $3.51 per diluted share in the prior-year period.

-- Net cash provided by operations during the first nine months of fiscal 2014 was $266 million.

-- Return on invested capital on a trailing twelve month basis was 8.8 percent.

"Today's filing of our quarterly reports for the first nine months of fiscal 2014 is an important milestone for our company," said Robert M. Dutkowsky, chief executive officer. "Our financial results through October 31, 2013 reflect our efforts to regain selected market share in the Americas, further integrate our acquisitions in Europe and focus on profitable business, all while managing a rapid change in product mix. The past year has presented us with a unique set of challenges, but we are confident the company is emerging stronger and with a renewed energy to drive our business forward. We thank our shareholders for their patience, our customers and vendor partners for their continued support, and our employees for their perseverance and hard work during the past few quarters."

Fourth Quarter Fiscal Year 2014 Preliminary Results

The Company's preliminary results for the fourth quarter ended January 31, 2014, which are subject to change based on the results of management reviews and external audit, are as follows:

  Consolidated net sales of approximately $8 billion, representing mid-single digit year-over-year growth in each region on a local currency basis;
  Non-GAAP operating income (before stock compensation expense) in the range of $110 million to $120 million;
  Non-GAAP effective tax rate of 28 to 32 percent;
  Non-GAAP earnings per diluted share in the range of $1.85 to $2.05.

The Company expects to announce fourth quarter and fiscal year 2014 results concurrent with the filing of its Annual Report on Form 10-K for the fiscal year ended January 31, 2014.

Annual Meeting of Shareholders

The Company also announced that on February 17, 2014, it received a positive determination from the NASDAQ Hearings Panel granting the Company's request for an extension period through June 30, 2014 to solicit proxies and hold its Annual Meeting of Shareholders (the "annual meeting"). The Company will hold its annual meeting on June 4, 2014 at the Company's headquarters located at 5350 Tech Data Drive, Clearwater, Florida, 33760. The deadlines for shareholder proposals are set forth in the Quarterly Reports in Part II, Item 5 "Other Information." The Company will notify its shareholders of the record date and time of the annual meeting when such determinations are made.

Webcast Details

Tech Data will hold a conference call to discuss its financial results for the third quarter and nine months ended October 31, 2013 on February 25, 2014 at 8:30 a.m. (ET). A webcast of the call, including supplemental schedules, will be available to all interested parties and can be obtained at www.techdata.com/investor. The webcast will be available for replay for three months.

Non-GAAP Financial Information

The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company's operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles ("GAAP"). Non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company, exclude acquisition-related intangible assets amortization expense, restatement expenses and LCD settlements. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. This information can also be obtained from the Company's Investor Relations website at www.techdata.com/investor.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws and regulations, including those regarding the Company's business outlook, preliminary results and ability to solicit proxies and hold an annual meeting on June 4, 2014. These statements are subject to risks and uncertainties, including the risks identified in the Company's most recent Quarterly Reports on Form 10-Q filed February 25, 2014 and Annual Report on Form 10-K filed February 5, 2014. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements. Forward-looking statements reflect management's analysis as of the filing date of this press release. The Company does not undertake to update or revise these statements to reflect subsequent developments.

About Tech Data

Tech Data Corporation is one of the world's largest wholesale distributors of technology products, services and solutions. Its advanced logistics capabilities and value added services enable 120,000 resellers in more than 100 countries to efficiently and cost effectively support the diverse technology needs of end users. Tech Data generated $25.4 billion in net sales for the fiscal year ended January 31, 2013, and is ranked No. 119 on the Fortune 500®. To learn more, visit www.techdata.com, or follow us on Facebook and Twitter.

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(In thousands, except per share amounts)

	Three months ended		Nine months ended
	October 31,		October 31,
	2013	2012	2013	2012
		(As restated)(1)		(As restated)(1)
Net sales	$ 6,373,564	$ 6,037,475	$18,848,797	$ 17,915,957
Cost of products sold	6,047,488	5,731,396	17,884,467	16,983,877
Gross profit	326,076	306,079	964,330	932,080
Operating expenses:
Selling, general and administrative expenses	270,131	242,484	828,509	725,716
Restatement expenses and LCD settlements,net	(7,935)	--	6,051	--
	262,196	242,484	834,560	725,716
Operating income	63,880	63,595	129,770	206,364
Interest expense	6,134	4,359	19,451	10,850
Other (income) expense, net	(410)	1,070	(1,920)	3,117
Income before income taxes	58,156	58,166	112,239	192,397
Provision for income taxes	20,440	14,106	42,068	53,798
Consolidated net income	37,716	44,060	70,171	138,599
Net income attributable to noncontrolling interest	--	(1,123)	--	(6,785)
Net income attributable to shareholders of Tech Data Corporation	$ 37,716	$ 42,937	$ 70,171	$ 131,814

Net income per common share attributable to shareholders
of Tech Data Corporation:
Basic	$ 0.99	$ 1.14	$ 1.85	$ 3.36
Diluted	$ 0.99	$ 1.13	$ 1.84	$ 3.33
Weighted average common shares outstanding:
Basic	38,060	37,765	38,004	39,234
Diluted	38,228	38,025	38,206	39,546

(1) See Note 2 of Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended January 31, 2013 for discussion of the restatement of the Company's Consolidated Financial Statements. The accompanying Notes to Consolidated Financial Statements included in the Annual Report are an integral part of these financial statements.

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts)

	October 31,	January 31,
	2013	2013
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$ 471,025	$ 340,564
Accounts receivable, less allowances of $60,372 and $58,284	3,104,581	3,215,920
Inventories	2,262,179	2,254,510
Prepaid expenses and other assets	212,189	334,431
Total current assets	6,049,974	6,145,425
Property and equipment, net	78,358	84,395
Other assets, net	576,253	601,140
Total assets	$ 6,704,585	$ 6,830,960

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 3,614,749	$ 3,657,251
Accrued expenses and other liabilities	587,255	620,167
Revolving credit loans and current maturities of long-term debt, net	46,154	167,522
Total current liabilities	4,248,158	4,444,940
Long-term debt, less current maturities	354,235	354,458
Other long-term liabilities	108,780	113,193
Total liabilities	$ 4,711,173	$ 4,912,591
Shareholders' equity:
Common stock, par value $0.0015; 200,000,000 shares authorized; 59,239,085 shares issued at October 31, 2013 and January 31, 2013	$ 89	$ 89
Additional paid-in capital	673,059	680,715
Treasury Stock, at cost (21,183,730 and 21,436,566 shares at October 31, 2013 and January 31, 2013)	(895,215)	(905,900)
Retained earnings	1,883,529	1,813,358
Accumulated other comprehensive income	331,950	330,107
Total shareholders' equity	1,993,412	1,918,369
Total liabilities and shareholders' equity	$ 6,704,585	$ 6,830,960

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (UNAUDITED)
(In thousands)

Selling, general and administrative expenses ("SG&A")	Three months ended
	October 31, 2013	October 31, 2012
		(As restated)(1)
GAAP SG&A	$ 270,131	$ 242,484
Acquisition-related amortization of intangibles	(7,407)	(3,181)
Non-GAAP SG&A	$ 262,724	$ 239,303

GAAP SG&A percentage of net sales	4.24%	4.02%
Non- GAAP SG&A percentage of net sales	4.12%	3.96%

	Nine months ended
Selling, general and administrative expenses ("SG&A")	October 31, 2013	October 31, 2012
		(As restated)(1)
GAAP SG&A	$ 828,509	$ 725,716
Acquisition-related amortization of intangibles	(21,831)	(9,709)
Non-GAAP SG&A	$ 806,678	$ 716,007

GAAP SG&A percentage of net sales	4.40%	4.05%
Non- GAAP SG&A percentage of net sales	4.28%	4.00%

(1) See Note 2 of Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended January 31, 2013 for discussion of the restatement of the Company's Consolidated Financial Statements. The accompanying Notes to Consolidated Financial Statements included in the Annual Report are an integral part of these financial statements.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (UNAUDITED)
(In thousands)

	Q3 FY14 - Three months ended October 31, 2013
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 2,571,750	$ 3,801,814		$ 6,373,564
GAAP operating income(1)	$ 53,297	$ 12,214	$ (1,631)	$ 63,880
Restatement expenses	3,331	11,648		14,979
Acquisition-related amortization of intangibles	--	7,407		7,407
LCD settlements	(22,914)	--		(22,914)
Total non-GAAP operating income adjustments	$ (19,583)	$ 19,055		$ (528)
Non-GAAP operating income	$ 33,714	$ 31,269	$ (1,631)	$ 63,352
GAAP operating margin	2.07%	0.32%		1.00%
Non-GAAP operating margin	1.31%	0.82%		0.99%

(1) GAAP operating income does not include stock compensation expense at the regional level.

	Q3 FY13 - Three months ended October 31, 2012 (As restated)(2)
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 2,368,243	$ 3,669,232		$ 6,037,475
GAAP operating income(1)	$ 32,624	$ 34,516	$ (3,545)	$ 63,595
Acquisition-related amortization of intangibles		3,181		3,181
Non-GAAP operating income	$ 32,624	$ 37,697	$ (3,545)	$ 66,776
GAAP operating margin	1.38%	0.94%		1.05%
Non-GAAP operating margin	1.38%	1.03%		1.11%

(1) GAAP operating income does not include stock compensation expense at the regional level.
(2) See Note 2 of Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended January 31, 2013 for discussion of the restatement of the Company's Consolidated Financial Statements. The accompanying Notes to Consolidated Financial Statements included in the Annual Report are an integral part of these financial statements.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (UNAUDITED)
(In thousands)

	YTD FY14 - Nine months ended October 31, 2013
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 7,489,078	$ 11,359,719		$ 18,848,797
GAAP operating income(1)	$ 112,516	$ 24,203	$ (6,949)	$ 129,770
Restatement expenses	8,097	20,868		28,965
Acquisition-related amortization of intangibles	--	21,831		21,831
LCD settlements	(22,914)	--		(22,914)
Total non-GAAP operating income adjustments	$ (14,817)	$ 42,699		$ 27,882
Non-GAAP operating income	$ 97,699	$ 66,902	$ (6,949)	$ 157,652
GAAP operating margin	1.50%	0.21%		0.69%
Non-GAAP operating margin	1.30%	0.59%		0.84%

(1) GAAP operating income does not include stock compensation expense at the regional level.

	YTD FY13 - Nine months ended October 31, 2012 (As restated)(2)
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 7,232,899	$ 10,683,058		$ 17,915,957
GAAP operating income(1)	$ 112,270	$ 104,246	$ (10,152)	$ 206,364
Acquisition-related amortization of intangibles	--	9,709		9,709
Non-GAAP operating income	$ 112,270	$ 113,955	$ (10,152)	$ 216,073
GAAP operating margin	1.55%	0.98%		1.15%
Non-GAAP operating margin	1.55%	1.07%		1.21%

(1) GAAP operating income does not include stock compensation expense at the regional level.
(2) See Note 2 of Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended January 31, 2013 for discussion of the restatement of the Company's Consolidated Financial Statements. The accompanying Notes to Consolidated Financial Statements included in the Annual Report are an integral part of these financial statements.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended
	October 31, 2013			October 31, 2012
				(As restated)(1)
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
GAAP results	$ 63,880	$ 37,716	$ 0.99	$ 63,595	$ 42,937	$ 1.13
LCD Settlements	(22,914)	(14,207)	(0.37)	--	--	--
Acquisition-related amortization of intangibles	7,407	5,418	0.14	3,181	2,349	0.06
Restatement expenses	14,979	10,710	0.28	--	--	--
Non-GAAP results	$ 63,352	$ 39,637	$ 1.04	$ 66,776	$ 45,286	$ 1.19

	Nine months ended
	October 31, 2013			October 31, 2012
				(As restated)(1)
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
GAAP results	$ 129,770	$ 70,171	$ 1.84	$ 206,364	$ 131,814	$ 3.33
LCD Settlements	(22,914)	(14,207)	(0.37)	--	--	--
Acquisition-related amortization of intangibles	21,831	15,968	0.41	9,709	7,182	0.18
Restatement expenses	28,965	20,657	0.54	--	--	--
Non-GAAP results	$ 157,652	$ 92,589	$ 2.42	$ 216,073	$ 138,996	$ 3.51

(1) See Note 2 of Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended January 31, 2013 for discussion of the restatement of the Company's Consolidated Financial Statements. The accompanying Notes to Consolidated Financial Statements included in the Annual Report are an integral part of these financial statements.

Return on Invested Capital (ROIC) (unaudited)
(In thousands)

	Twelve months ended
	October 31, 2013	October 31, 2012
		(As Restated)(1)
Non-GAAP Net Operating Profit After Tax (NOPAT):
Non-GAAP Operating Income	$ 251,836	$ 318,432
Non-GAAP Tax Provision	82,869	87,399
Equity in Earnings of unconsolidated JV, net (4-qtr average)	975	712
Non-GAAP NOPAT + Equity in earnings of unconsolidated JV	$ 167,992	$ 230,321

Average Invested Capital:
Short-term debt (5-qtr average)	$ 71,074	$ 119,018
Long-term debt (5-qtr average)	354,271	116,843
Non-GAAP Shareholders' Equity (5-qtr average)	1,919,025	1,940,747
Total average capital	2,344,370	2,176,608
Less: Cash (5-qtr average)	(439,668)	(480,295)
Average invested capital less average cash	$ 1,904,702	$ 1,696,313
ROIC	8.8%	13.6%

(1) See Note 2 of Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended January 31, 2013 for discussion of the restatement of the Company's Consolidated Financial Statements. The accompanying Notes to Consolidated Financial Statements included in the Annual Report are an integral part of these financial statements.
CONTACT: Jeffery P. Howells, Executive Vice President
         and Chief Financial Officer
         727-538-7825 (jeff.howells@techdata.com)

         or

         Arleen Quinones, Vice President,
         Investor Relations and Shareholder Services
         727-532-8866 (arleen.quinones@techdata.com)